UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	March 25, 2015

WORTHINGTON INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Ohio	1-8399	31-1189815
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Old Wilson Bridge Road, Columbus, Ohio	43085
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:                   (614) 438-3210

                                                                 Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition. and
Item 7.01. Regulation FD Disclosure.

The following information is furnished pursuant to both Item 2.02 and Item 7.01:

On March 25, 2015, Worthington Industries, Inc. (the “Registrant” or the “Company”) issued a news release reporting results for the three- and nine-month periods ended February 28, 2015.  A copy of the news release (the “Release”) is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 2.05.  Costs Associated with Exit or Disposal Activities.

As previously reported in a Current Report on Form 8-K filed on March 24, 2015 (the “March 24, 2015 Form 8-K”), the Registrant announced that it will close its Florence, South Carolina Engineered Cabs facility effective September 2015, and will transfer the facility’s business to other Engineered Cabs locations.   As a result of that decision, the Registrant recorded aggregate non-cash impairment charges of approximately $81.6 million in the Registrant’s Engineered Cabs business.  These non-cash impairment charges were comprised of approximately $44.9 million related to the full write-off of the goodwill associated with the Engineered Cabs business, $22.4 million related to the write-off of the intangible customer relationship asset and approximately $14.3 million related to certain fixed assets.

The Registrant also reported in the March 24, 2015 Form 8-K,  the announcement of a workforce reduction at its Pressure Cylinders Oil and Gas Equipment facilities in Garden City, Kansas, Skiatook, Oklahoma and Bremen and Wooster, Ohio which will impact approximately 245 employees.  The right-sizing of the Oil and Gas Equipment workforce will begin immediately in some of the facilities, as the recent softness in that market was beginning to be reflected in orders from customers.  The Company accrued approximately $2.3 million in one-time restructuring costs related to severance, which will be paid in cash.

Item 2.06   Material Impairments.

The information contained in Item 2.05 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(a)-(c)  Not applicable.

(d)        Exhibits:

Exhibit No.   Description

99.1               News Release issued by Worthington Industries, Inc. on March 25, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORTHINGTON INDUSTRIES, INC.

Date:  March 26, 2015

By:  /s/Dale T. Brinkman
Dale T. Brinkman, Vice President-
Administration, General Counsel and Secretary